UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2023

CRONOS GROUP INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-38403	N/A
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

111 Peter Street, Suite 300
Toronto , Ontario	M5V 2H1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 504-0004

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	CRON	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
On November 26, 2023, a wholly owned subsidiary of Cronos Group Inc. (the “Company”) entered into an agreement (the “Sale Agreement”) with Future Farmco Canada Inc. (the “Buyer”) for the sale of its real property located at 4491 Concession 12 Sunnidale Road, Stayner, Ontario, Canada, L0M 1S0 (the “Peace Naturals Campus”). Pursuant to the terms of the Sale Agreement, the Buyer has agreed to acquire the Peace Naturals Campus for an aggregate purchase price of C$23 million in cash, subject to the terms and conditions set forth therein. The aggregate purchase price will be paid as follows: (a) C$100,000 will be paid in trust within two business days of the date of the Sale Agreement, (b) C$1,000,000 will be paid in trust within five business days of the waiver or satisfactions of the Buyer’s Condition, the Seller’s Condition and the Lease Condition (each, as defined below) and (c) the balance of the aggregate purchase price will be paid at the closing.
Closing of the transaction is subject to the satisfaction or waiver of certain conditions, including (a) Buyer having given written notice that the Buyer has satisfied itself in its sole, absolute and subjective discretion with respect to all aspects of the property, including title to the property, the physical condition of the property, zoning, environmental matters, financial matters including financing of the purchase price, and its review of the deliverables on or before the first business day that is 180 calendar days following the date of the Sale Agreement (the “Due Diligence Date”) (the “Buyer’s Condition”); (b) the Company having obtained all requisite approvals for the amendment of its licensed site perimeter from Health Canada on terms and conditions satisfactory to the Company, acting reasonably, prior to the end of the first business day following the later of: (i) 180 calendar days after the date of the Sale Agreement; or (ii) 75 calendar days after the satisfaction or waiver of the Buyer’s Condition (the “Approvals Date”) (the “Seller’s Condition”); and (c) the parties having agreed, no later than 75 calendar days following the date of the Sale Agreement (the “Lease Conditional Period”), to a form of lease to be entered into at closing for the Company to lease a portion of the Peace Naturals Campus (the “Lease Condition”).
If (a) the Buyer does not waive and is not satisfied in its sole, absolute and subjective discretion, with the Buyer’s Condition prior to the occurrence of the Due Diligence Date, (b) the Company does not waive and is not satisfied with the Seller’s Condition prior to the Approvals Date (as may be extended, described below), or (c) the Lease Condition is not satisfied during the Lease Conditional Period, all security deposit monies paid under the Sale Agreement will be returned to the Buyer without deduction or set-off, and the Sale Agreement shall automatically terminate. If the Seller’s Condition is not satisfied by the Approvals Date, either the Buyer or the Company may extend the Approvals Date for a period of up to 60 calendar days by written notice.
Closing is expected to occur on the first business day that falls 30 calendar days following the later of (i) the satisfaction or waiver of the Buyer’s Condition or (ii) the satisfaction or waiver of the Seller’s Condition.
As described above, at closing the parties expect to enter into a lease agreement with respect to portions of Building 4 on the Peace Naturals Campus. The lease will have an initial term of five years with one five-year renewal option that may be exercised by the Company. The Company has the right to terminate the lease with an effective date at any time after the second anniversary of the commencement date of the lease for any reason and without penalty, which the Company may exercise by providing written notice not less than 12 months prior to the termination date. The leased premises will be identified and agreed between the parties during the Lease Conditional Period. Additionally, during the Lease Conditional Period, the parties will identify certain shared areas and facilities on the Peace Naturals Campus such as, but not limited to, parking facilities, passageways, ramps, signage, landscaped areas, loading areas, access roads, driveways, entrances, exits and sidewalks, as more particularly set forth in the Lease. The Company will also have an option to lease Building 3 on the Peace Naturals Campus at any point during the term of the lease.
The foregoing description of the Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the Sale Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 7.01    Regulation FD Disclosure.
On November 27, 2023, the Company issued a press release announcing its entry into the Sale Agreement. A copy of the press release is attached as Exhibit 99.1 to, and is incorporated by reference in, this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such a filing or document.

Item 9.01.    Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.	Description
10.1*	Agreement of Purchase and Sale (Commercial) by and between Future Farmco Canada Inc. and Peace Naturals Project Inc., dated as of November 26, 2023.
99.1	Press release issued by Cronos Group Inc., dated November 27, 2023.
104	Cover Page Interactive Data File – The cover page from Cronos Group Inc.’s Current Report on Form 8-K filed on November 27, 2023 is formatted in Inline XBRL.
* Certain information has been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any such omitted schedule or other attachment to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRONOS GROUP INC.

Dated: November 27, 2023	By:	/s/ Michael Gorenstein
Name: Michael Gorenstein
Title: President and Chief Executive Officer